UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 13, 2012

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 Creation of a Direct Financial Obligation.

On April 13, 2012, Interleukin Genetics, Inc. (“we”, “our”, “us”) elected to draw down the remaining $1,316,255 available under our existing convertible credit facility (described below) with our majority stockholder Pyxis Innovations Inc. (“Pyxis”), an affiliate of Alticor Inc., and issued a convertible promissory note to Pyxis in that amount.

The credit facility is in the aggregate amount of $14,316,255 and in the form of a note purchase agreement, entered into by us and Pyxis on October 23, 2002, which was subsequently amended on November 13, 2002, January 28, 2003, March 5, 2003, February 23, 2006, August 17, 2006 and August 12, 2008, amended and restated on March 11, 2009 and further amended on August 10, 2009, February 1, 2010 and September 30, 2010.  Prior to the April 13, 2012 draw down, on June 10, 2008, we drew down $4,000,000, on May 29, 2009, we drew down $1,000,000, on November 9, 2009, we drew down $2,000,000, on February 1, 2010, we drew down $2,000,000, on September 30, 2010, we drew down $2,000,000, and on November 9, 2011, we drew down $2,000,000 under this credit facility.

The promissory note issued to Pyxis for the April 13, 2012 draw down was in the form of the promissory note filed as Exhibit 4.2 of our Current Report on Form 8-K (File No. 001-32715), filed with the Securities and Exchange Commission on October 4, 2010 and is incorporated herein by reference. The principal amount of the note is due and payable on June 30, 2012. The note bears interest at a variable rate equal to the “prime rate” and the interest is payable quarterly. Prior to the maturity date, any portion or the entire outstanding principal and any accrued but unpaid interest under the note (and the credit facility) is convertible at Pyxis’s election into shares of our common stock at a price of $5.6783 per share. As of the date the note was issued, the note was convertible into an aggregate of 231,804 shares of our common stock.

 After taking into account the April 13, 2012 draw down, we have no remaining availability to borrow under the credit facility and the aggregate principal amount of $14,316,255, plus interest, is due and payable in full on June 30, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: April 18, 2012	/s/ ELIOT M. LURIER
Eliot M. Lurier
Chief Financial Officer
(Signature)

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